UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2016

Microsemi Storage Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19084	94-2925073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1380 Bordeaux Drive

Sunnyvale, CA 94089

(408) 239-8000

(Address of principal executive offices, including zip code)

(408) 239-8000

(Registrant’s telephone number, including area code)

PMC-Sierra, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On January 15, 2016, immediately prior to the Merger (as defined below), the existing credit agreement, dated as of August 2, 2013, as amended (the “Existing Credit Agreement”), with Bank of America, N.A., as administrative agent, swing line lender and l/c issuer, and the lenders and other parties thereto of Microsemi Storage Solutions, Inc. (f/k/a PMC-Sierra, Inc.), a Delaware Corporation (the “Company” or “PMC”) and Microsemi Storage Solutions US, Inc. (f/k/a PMC-Sierra US, Inc.) was terminated. Credit facilities under the Existing Credit Agreement included a revolving facility maturing on August 2, 2018. The foregoing summary of the Existing Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Existing Credit Agreement a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 5, 2013, Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 2015, and Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 11, 2015, and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on November 24, 2015, PMC entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Microsemi Corporation, a Delaware corporation (“Microsemi”), Lois Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Microsemi (“Purchaser”), and PMC. Pursuant to the Merger Agreement, Purchaser commenced an exchange offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.001 per share, of PMC (the “PMC Shares”) at a purchase price per PMC Share of $9.22 in cash and 0.0771 shares of Microsemi common stock, par value $0.20 per share, together with cash in lieu of any fractional shares of Microsemi common stock, without interest and less any applicable withholding taxes (the “Transaction Consideration”), upon the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange dated December 16, 2015 (together with any amendments and supplements thereto, the “Offer to Exchange”), and the related Letter of Transmittal. The Offer and withdrawal rights expired at midnight New York City time at the end of January 14, 2016, and promptly following such time Purchaser accepted for payment and promptly paid for all validly tendered PMC Shares in accordance with the terms of the Offer.

On January 15, 2016, pursuant to the terms and conditions of the Merger Agreement, Microsemi completed its acquisition of PMC from the stockholders and other equity holders of PMC when Purchaser merged with and into PMC, with PMC surviving as a wholly-owned subsidiary of Microsemi (the “Merger”). The Merger was governed by Section 251(h) of the Delaware General Corporation Law, as amended (the “DGCL”) with no stockholder vote required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), each PMC Share outstanding (other than PMC Shares directly owned by PMC, Microsemi, Purchaser or other subsidiaries of Microsemi, which were canceled and ceased to exist, and PMC Shares held by stockholders that are entitled to and have properly demanded appraisal of such PMC Shares under the DGCL) was converted into the right to receive the Transaction Consideration.

The aggregate consideration to be paid to stockholders and other equity holders of PMC by Microsemi to acquire PMC is approximately $1.9 billion in cash plus approximately 18.9 million shares of Microsemi common stock, without giving effect to related transaction fees and expenses.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is incorporated by reference as Exhibit 2.1 to this Form 8-K, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 15, 2016, as a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, which are incorporated by reference herein, the Company requested that the PMC Shares be withdrawn from listing on the NASDAQ Global Select Market as of the close of market on January 15, 2016. Accordingly, on January 15, 2016, the NASDAQ Stock Market, LLC (the “NASDAQ”) filed with the Securities and Exchange Commission (the “SEC”) a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist and deregister the PMC Shares. Upon the filing of the Form 25, the PMC Shares were delisted from the NASDAQ. The Company intends to file with the SEC a Form 15 under the Exchange Act relating to the Shares, which will terminate and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act, respectively.

Item 3.03.	Material Modification to Rights of Security Holders.

At the Effective Time, each PMC Share outstanding (other than PMC Shares directly owned by PMC, Microsemi, Purchaser or other subsidiaries of Microsemi, which will be canceled and shall cease to exist, and PMC Shares held by stockholders that are entitled to and properly demanded appraisal of such PMC Shares under the DGCL) was converted into the right to receive the Transaction Consideration.

The information contained in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of Purchaser’s acceptance for payment of all validly tendered PMC Shares in accordance with the terms of the Offer and the consummation of the Merger under Section 251(h) of the DGCL on January 15, 2016, a change in control of the Company occurred. Upon the Effective Time, PMC became a wholly-owned subsidiary of Microsemi. The information disclosed under Items 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, at the Effective Time all of the members of the Company’s board of directors were removed and the directors of Purchaser immediately prior to the Effective Time, which consisted of Steven G. Litchfield and Paul Pickle, became the only directors of the Company immediately after the Effective Time. The foregoing description of the Merger Agreement is qualified in its entirety by the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Microsemi with the SEC on November 24, 2015. Following the Effective Time, the board of directors of the Company appointed two additional directors, Esam Elashmawi and John W. Hohener.

Following the Effective Time, each of the executive officers of the Company including Greg Lang (the Company’s President and Chief Executive Officer), Steven J. Geiser (the Company’s Vice President and Chief Financial Officer), Travis Karr (the Company’s Vice President and General Manager, Enterprise Storage Division) and Alinka Flaminia (the Company’s Vice President, General Counsel and Corporate Secretary) were removed from their respective positions by the board of directors of the Company. Also following the Effective Time, Paul Pickle was appointed as the President of the Company and John W. Hohener was appointed as the Chief Financial Officer and Treasurer of the Company.

The newly appointed officers and directors of PMC are all existing executive officers or employees of Microsemi Corporation appointed to such positions at PMC in connection with Microsemi’s acquisition of PMC and are not entering into additional compensation arrangements in connection with such appointments. Information regarding Messrs. Litchfield, Hohener and Pickle can be found under the sections “Election of Directors,” “Executive Officers,” “Executive Compensation,” “Director Compensation” and “Stock Ownership of Certain Beneficial Owners and Management” in the Proxy Statement related to Microsemi’s 2016 Annual Meeting, as filed on Schedule 14A with the SEC on December 16, 2015, which information has been incorporated by reference into Items 10, 11 and 12 of Part III of Microsemi’s Annual Report on Form 10-K for the year ended September 27, 2015, as filed with the SEC on November 12, 2015, and is incorporated herein by reference. There are no family relationships between any of the newly appointed directors and officers of PMC and any director or other executive officer of PMC nor are there any transactions between any such director or officer or any immediate family of such person and PMC or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. There is also no other arrangement or understanding between any of the newly appointed directors and any other persons or entities pursuant to which such person was appointed as a director of PMC.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s certificate of incorporation, as amended and restated, and its by-laws, as amended and restated, became the certificate of incorporation, as amended and restated, and the bylaws, as amended and restated, respectively, of the corporation surviving the Merger.

On January 15, 2016, the Company amended and restated its certificate of incorporation and its bylaws in their entirety.

The certificate of incorporation and bylaws as so amended and restated are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of November 24, 2015, by and among Microsemi Corporation, Lois Acquisition Corp. and PMC-Sierra, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by PMC-Sierra, Inc. on November 24, 2015). *

3.1	Second Amended and Restated Certificate of Incorporation of PMC-Sierra, Inc.
3.2	Bylaws of PMC-Sierra, Inc.

* Certain schedules have been omitted and Microsemi Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSEMI STORAGE SOLUTIONS, INC. (f/k/a/ PMC-SIERRA, INC.)

Dated: January 21, 2016	By:	/s/Paul Pickle
		Name:	Paul Pickle
		Title:	President

Exhibit Index

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of November 24, 2015, by and among Microsemi Corporation, Lois Acquisition Corp. and PMC-Sierra, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by PMC-Sierra, Inc. on November 24, 2015). *

3.1	Second Amended and Restated Certificate of Incorporation of PMC-Sierra, Inc.
3.2	Bylaws of PMC-Sierra, Inc.

* Certain schedules have been omitted and Microsemi Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.